UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

70 St. Stephen’s Green, Dublin, D02 E2X4, Ireland (Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Beginning with the third quarter of 2022, the Company is separately classifying upfront, milestone, and similar payments pursuant to collaborations, licenses of third-party technologies, and asset acquisitions as “acquired in-process research and development (IPR&D) and milestones” expense in the consolidated statement of comprehensive income. Prior period consolidated statements of comprehensive income will also be revised to conform with the new classification.

On August 3, 2022, the Company provided full-year 2022 adjusted EBITDA guidance of $1.30 billion to $1.35 billion, which included approximately $20.0 million of acquired IPR&D and milestones expense for existing agreements expected in the second half of 2022. In connection with the collaboration agreement with Q32 Bio Inc. (“Q32 Bio”) announced on August 15, 2022, the Company expects to record an additional $32.5 million of acquired IPR&D and milestones expense during the year ended December 31, 2022. As adjusted to reflect the additional acquired IPR&D and milestones expense associated with the Q32 Bio transaction, the Company’s August 3, 2022, full-year 2022 adjusted EBITDA guidance range is $1.2675 billion to $1.3175 billion. Apart from the additional acquired IPR&D and milestones expense described in this Form 8-K, the Company is not updating or confirming its full-year 2022 adjusted EBITDA guidance provided on August 3, 2022.

As it relates to the additional $32.5 million in anticipated acquired IPR&D and milestones expense, the Company expects $15.0 million to be recorded in the third quarter of 2022 and $17.5 million to be recorded in the fourth quarter of 2022. The Company’s financial statements for the quarter ended September 30, 2022, are expected to include total acquired IPR&D and milestones expense of $19.0 million, which includes the additional $15.0 million amount noted above. The Company’s financial statements for the third quarter of 2022 have not been finalized and are subject to completion of closing procedures. The amount for total acquired IPR&D and milestones expense that is expected to be recorded in the third quarter of 2022 may differ from the amount that will be reflected in the Company’s condensed consolidated financial statements as of and for the three months ended September 30, 2022.

Below is the Company’s August 3, 2022, full-year 2022 adjusted EBITDA guidance as adjusted to reflect additional expenses related to the Q32 Bio transaction and additional detail regarding expected acquired IPR&D and milestones expense.

	Adjusted EBITDA Guidance Range for Full-Year Ending December 31, 2022 (Unaudited, in millions)
	Low	High
Guidance announced on August 3, 2022	$1,300.0	$1,350.0
Acquired IPR&D and milestones expense related to the collaboration agreement with Q32 Bio announced on August 15, 2022	(32.5)	(32.5)

Prior guidance including acquired IPR&D and milestones expense updates	$1,267.5	$1,317.5

	Acquired IPR&D and Milestones Expense Guidance by Quarter for Full-Year Ending December 31, 2022 (Unaudited, in millions)
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Acquired IPR&D and milestones expense included in the guidance announced on August 3, 2022	$—	$—	$4.0	$16.0	$20.0
Acquired IPR&D and milestones expense related to the collaboration agreement with Q32 Bio announced on August 15, 2022	—	—	15.0	17.5	32.5

Updated acquired IPR&D and milestones expense included in guidance	$—	$—	$19.0	$33.5	$52.5

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain non-GAAP financial measures, including EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA, which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude, as applicable, acquisition and/or divestiture-related costs, manufacturing plant start-up costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, inventory step-up expense, depreciation and amortization, non-cash interest expense, goodwill and long-lived assets impairment charges, gain (loss) on equity security investments and sales of assets, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2022 adjusted EBITDA guidance to expected GAAP net income (loss) guidance because certain items such as acquisition/divestiture-related expenses and share-based compensation that are components of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s share price, the variability associated with the size and/or timing of acquisitions/divestitures, and other factors. These components of net income (loss) could significantly impact Horizon’s GAAP net income (loss).

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2022 adjusted EBITDA guidance, expected payments under the collaboration between Horizon and Q32, the timing and amount of acquired IPR&D and milestones expense, and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; whether and when certain events triggering payments under Horizon’s licensing and collaboration agreements occur; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread; changes in inflation, interest rates and general economic conditions; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; Horizon’s ability to successfully implement its business strategies, including the risks that its TEPEZZA growth and global expansion initiatives and strategies may not be successful and that new challenges to TEPEZZA growth may arise in the future; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks in the ability to recruit, train and retain qualified personnel; competition, including generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates, and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Aaron L. Cox
Aaron L. Cox
Executive Vice President and Chief Financial Officer